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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-3, No. 33-45865) and the Post-effective Amendment No. 2 to the Registration Statement (Form S-3, No. 33-58066), each pertaining to the issuance of debentures, the Amendment No. 1 to the Registration Statement (Form S-3, No. 33-58120), pertaining to the issuance of common stock, the Registration Statement (Form S-3, No. 33-65203), pertaining to the issuance of debt securities, preferred stock, and common stock, the Post-effective Amendment No. 2 to the Registration Statement (Form S-8, No. 33-10715), the Post-effective Amendment No. 1 to the Registration Statement (Form S-8, No. 33-30995), and Registration Statement (Form S-8, No. 33-48806), each pertaining to stock option plans of Witco Corporation, the Registration Statement (Form S-8, No. 33-45194), pertaining to an employee benefit plan of Witco Corporation, the Registration Statement (Form S-8, No. 33-60755) and Registration Statement (Form S-8, No. 333-05509), each pertaining to stock option plans, the Registration Statement (Form S-8, No. 333-33221), pertaining to the Witco Corporation 1997 Stock Incentive Plan and the Registration Statement (Form S-8, No. 333-66033), pertaining to an employee benefit plan of our report dated February 1, 1999 with respect to the consolidated financial statements and schedule of Witco Corporation and Subsidiary Companies for the year ended December 31, 1998 included in this Annual Report (Form 10-K).

                                               /s/ ERNST & YOUNG LLP

Stamford, Connecticut
March 22, 1999



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